Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form F-3, and to the incorporation by reference therein of our report dated 16th. February 2016, with respect to the financial statements of Pointer do Brazil Comercial Ltda., included in the Annual Report (Form 20-F) of Pointer Telocation Ltd., for the year ended 31st. December 2015.

São Paulo, Brazil, 30th June 2016.

Ricardo Julio Rodil

Accountant – CRC-1SP111444/O-1

Baker Tilly Brasil Auditores Independentes S/S

CRC-2SP016754/O-1